Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

OF

WILLSCOT MOBILE MINI HOLDINGS CORP.

October 28, 2021

Article 1

Stockholders

1.1.            Place of Meetings. Meetings of stockholders of WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Corporation”), shall be held at the place, either within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time; provided, that the Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

1.2.            Annual Meetings. Annual meetings of stockholders shall be held at such date and time as fixed by the Board of Directors for the purpose of electing directors and transacting any other business as may properly come before such meetings.

1.3.            Special Meetings. Except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, to be held at such date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 1.4 may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.

1.4.            Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Amended and Restated Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or these Fourth Amended and Restated Bylaws (the “Bylaws”), the notice of any meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

1.5.            Postponement; Adjournments. The Board of Directors, acting by resolution, may postpone and reschedule or cancel any previously scheduled annual meeting or special meeting of stockholders. Any annual meeting or special meeting may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

1.6.            Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. In the absence of a quorum, the chairman of the meeting or the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or any direct or indirect subsidiary of the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.7.            Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of the Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

1.8.            Voting; Proxies.

(a)              Generally. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b)             Voting Matters Other than Elections of Directors. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Notwithstanding the foregoing, in the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the Nasdaq Stock Market or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be.

(c)              Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

1.9.            Fixing of Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date (which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors) for stockholders entitled to receive notice of the meeting of stockholders or any other action, which, in the case of a meeting, shall not be more than 60 nor fewer than 10 days before the date of such meeting or, in the case of any other action, shall not be more than 60 days prior to such other action. If the Board of Directors so fixes a date for the determination of stockholders entitled to receive notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose (as described above) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote.

1.10.          List of Stockholders Entitled to Vote. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the Corporation’s principal place of business. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.11.          Notice of Stockholder Business; Nominations.

(a)              Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors (each, a “Nomination,” and more than one, “Nominations,” and the individual who is the subject of a Nomination, a “Nominee”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only: pursuant to the Corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations); by or at the direction of the Board of Directors; or by any stockholder of the Corporation who is a stockholder of record of the Corporation at the time the notice provided for in this Section 1.11 is received by the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.11. Subclause (3) shall be the exclusive means for a stockholder to make Nominations or submit Business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b)            Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations). Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: by or at the direction of the Board of Directors; or provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.11 is received by the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.11(c)(1) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 1.11(c)(1)(E).

(c)              Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11, and any such proposed Business must constitute a proper matter for stockholder action. For Nominations to be properly brought before a special meeting by a stockholder pursuant to Section 1.11(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11. In either case, the stockholder shall also provide an Update (as defined below) at the times and in the forms required by this Section 1.11.

  (1)         Stockholder Nominations.

(A)            Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.11 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individuals subject to a Nomination not made in compliance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.

(B)             For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 1.11(a)(3) or Section 1.11(b), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 1.11 and Section 2.10. To be timely, the stockholder’s notice must be received by the Secretary of the Corporation as provided in Section 1.11(c)(1)(C) or Section 1.11(c)(1)(D), in the case of an annual meeting of stockholders of the Corporation, and Section 1.11(c)(1)(E), in the case of a special meeting of stockholders of the Corporation, respectively. In addition, the stockholder shall provide an Update at the times and in the forms required by this Section 1.11.

(C)            In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(a)(3) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, the stockholder shall provide an Update at the times and in the forms required by this Section 1.11. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(D)            Notwithstanding Section 1.11(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(E)            In the case of a special meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(b) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, the stockholder shall provide an Update at the times and in the forms required by this Section 1.11. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

(F)           To be in proper form, a stockholder’s notice of Nomination(s) pursuant to Section 1.11(a)(3) or Section 1.11(b) shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth:

(i)            the name and address, as they appear on this Corporation’s books, of each such stockholder and the name and address of any such beneficial owner who seeks to make a Nomination or Nominations;

(ii)           the Share Information (as defined below) relating to each such stockholder and beneficial owner making such Nomination(s);

(iii)          a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and such stockholder (or qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination(s);

(iv)          any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including a representation whether the stockholder or any such beneficial owner intends, or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Nominee(s); and/or (y) otherwise to solicit proxies or votes from stockholders of the Corporation in support of such Nominee(s);

(v)           the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to make any Nomination(s);

(vi)          the name and residence address of each Nominee of any such stockholder and any such beneficial owner;

(vii)         the Share Information relating to each Nominee; for purposes of these Bylaws, “Share Information” shall include: (i) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially by the person in question and any of its affiliates; (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the person in question and any of its affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iii) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such person or any of its affiliates has a right to vote any shares of any security of the Corporation; (iv) any short interest in any security of the Corporation of such person or any of its affiliates (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any rights to dividends on the shares of the Corporation owned beneficially by such person and any of its affiliates that are separated or separable from the underlying shares of the Corporation; (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person or any of its affiliates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than asset-based fee) that such person or any of its affiliates is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household;

(viii)        a description of all agreements, arrangements or understandings between or among each such stockholder and any such beneficial owner and the Nominee, and any other person or persons (naming such person or persons) pursuant to which such stockholder and any such beneficial owner are seeking to elect or re-elect such Nominee, including without limitation any agreement, arrangement or understanding with any person as to how each Nominee, if elected as a director of the Corporation, will act or vote on any issue or question;

(ix)          a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 in Regulation S-K, promulgated by the SEC, if such stockholder and beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and each Nominee were a director or executive officer of such registrant;

(x)           such other information regarding each Nominee as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act;

(xi)          the written consent of each Nominee to be named in the Corporation’s proxy statement and to serve as a director of the Corporation if so elected;

(xii)         any written representations or agreements reasonably requested by the Corporation with respect to or from any such Nominee; and

(xiii)        such other information as may reasonably be requested by the Board of Directors or the Corporation from such stockholder and any such beneficial owner seeking to elect or re-elect a Nominee and/or from any Nominee such stockholder and any such beneficial owner are seeking to elect or re-elect to determine the background, qualifications, stock ownership, and the eligibility of such Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the background, qualifications, stock ownership, and independence (or lack thereof) of such Nominee.

  (2)           Stockholder Business.

(A)          Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 1.11, and any Business not brought in accordance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.

(B)           In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.11(a)(3) shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, the stockholder shall provide an Update at the times and in the forms required by this Section 1.11.

(C)           To be in proper form, a stockholder’s notice of a proposal of Business pursuant to Section 1.11(a)(3) shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth:

(i)            as to the Business proposed by such stockholder: (a) a brief description of the corporate action desired to be authorized or taken; (b) the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment); (c) the reasons of each such stockholder and any such beneficial owner for authorizing or taking such corporate action; (d) any material interest in such corporate action of each such stockholder and any such beneficial owner; and (e) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder;

(ii)            the name and address, as they appear on this Corporation’s books, of each such stockholder and any such beneficial owner who seeks to propose such Business;

(iii)          the Share Information relating to each such stockholder and beneficial owner seeking to propose such Business;

(iv)          a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and such stockholder (or qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Business;

(v)           any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal, including a representation whether the stockholder or any such beneficial owner intends, or is part of a group that intends:

(a)            to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve such Business; and/or

(b)            otherwise to solicit proxies or votes from stockholders of the Corporation in support of such Business; and

(vi)            the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in proposing such Business.

(c)            General.

(1)            Except as otherwise provided by law, the Chairman of the meeting of stockholders of the Corporation shall have the power and duty to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.11, and if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.11, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.11, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)            For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC.

(3)            Nothing in this Section 1.11 shall be deemed to affect (a) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (b) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation.

(4)            A stockholder proposing a Nomination or Nominations or Business shall update and supplement its notice (an “Update”) to the Corporation of its intent to propose Nominations or Business at an annual meeting of stockholders of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such Update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of an Update required to be made as of such record date) and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of an Update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) (such Updates within such time periods, “Timely Updates”). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal or new or additional Nominee, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

1.12.        Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.13.        Delivery to the Corporation. Whenever Section 1.11 of this Article 1 or Section 2.10 of Article 2 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by Section 1.11 of this Article 1 and Section 2.10 of Article 2.

Article 2

Board of Directors

2.1.          Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

2.2.          Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, the Chairman of the Board of Directors or the Board of Directors.

2.3.          Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.3 shall constitute presence in person at such meeting.

2.4.          Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or any agreement binding upon the Corporation otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.5.           Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer (if also a director), or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.6.           Chairman, Vice Chairman, and Lead Director of the Board of Directors. The Board of Directors may, if it so determines, choose a Chairman of the Board of Directors. In addition, the Board of Directors may, if it so determines, choose a Vice Chairman of the Board of Directors from among its members, who shall undertake duties as the Board of Directors may assign. Further, the Board of Directors may, if it so determines, also select a Lead Director of the Board of Directors (the “Lead Director”), who, if any, shall be a director of the Corporation who is not also an officer of the Corporation and who shall undertake duties as the Board of Directors may assign, including, but not limited to, duties otherwise assigned to the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors. Among other duties, the Chairman of the Board of Directors will assist with, manage or delegate to the Lead Director, as appropriate, the following tasks: (i) acting as the principal liaison between the Corporation’s independent directors and the Chief Executive Officer; (ii) overseeing and providing guidance with regard to agendas for meetings of the Board of Directors; (iii) leading meetings of the Board of Directors, including executive sessions, but excluding any sessions with only independent directors, which shall be led by the Lead Director for any period in which the Chairman of the Board of Directors is not independent; and (iv) addressing any other responsibilities as the Board of Directors may designate, from time to time.

2.7.           Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consents shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

2.8.           Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, or may delegate such authority to an appropriate committee.

2.9.           Elections of Directors.

(a)            Except as set forth in this Section 2.9, a majority of the votes cast at any meeting of the stockholders for the election of directors at which a quorum is present shall elect directors. For purposes of this provision, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and “against” that director’s election, in each case and exclude abstentions and broker nonvotes with respect to that director’s election. In the event of a Contested Election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this provision, a “Contested Election” is an election of directors of the Corporation as to which the Chairman of the Board of Directors determines that, at the Determination Date, the number of persons properly nominated to serve as directors exceeds the number of directors to be elected in such election. The “Determination Date” is: the day after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, when such meeting occurs after the last day on which a stockholder may propose the nomination of a director for election in such election pursuant to these Bylaws; or the day after the last day on which a stockholder may propose the nomination of a director for election in such election pursuant to the Certificate of Incorporation or these Bylaws, when the last day for such a proposal occurs after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, whichever of clause (1) or (2) is applicable. This determination that an election is a Contested Election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. In all cases, once an election is determined to be a Contested Election, directors shall be elected by the vote of a plurality of the votes cast.

(b)            If, in an election of directors that is not a Contested Election, an incumbent director does not receive a greater number of votes “for” his or her election than votes “against” his or her election, then such incumbent director shall, within five days following the certification of the election results, tender his or her written resignation to the Chairman of the Board of Directors contingent on acceptance by the Board of Directors for consideration by the Nominating and Corporate Governance Committee (the “Corporate Governance Committee”). The Corporate Governance Committee shall consider such resignation and, within 45 days following the date of the stockholders’ meeting at which the election of directors occurred, shall make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board of Directors, the Corporate Governance Committee shall consider all factors deemed relevant by the members of the Corporate Governance Committee including, without limitation: the stated reason or reasons (if any) why stockholders voted against such director’s reelection; the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board of Directors (the “Audit Committee”) as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible, and available to serve on the Audit Committee in such capacity); relevant stock exchange listing standards and rules and regulations, including those of the Nasdaq Stock Market and the SEC; and whether the director’s resignation from the Board of Directors would be in the best interests of the Corporation and its stockholders.

The Corporate Governance Committee also shall consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Corporate Governance Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Corporate Governance Committee to have substantially resulted in such director failing to receive the required number of votes for re-election. The Board of Directors shall take formal action on the Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election of directors occurred. In considering the Corporate Governance Committee’s recommendation, the Board of Directors shall consider the information, factors, and alternatives considered by the Corporate Governance Committee and such additional information, factors, and alternatives as the Board of Directors deems relevant in its sole discretion. No director who, in accordance with these provisions, is required to tender his or her resignation shall participate in the Corporate Governance Committee’s deliberations or recommendation, or in the deliberations or determination of the Board of Directors, with respect to accepting or rejecting his or her resignation as a director.

If a majority of the members of the Corporate Governance Committee fail to receive the required number of votes for re-election, then the Board of Directors will establish an ad hoc committee composed of independent directors then serving on the Board of Directors who were elected at the stockholders’ meeting at which the election occurred (the “Ad Hoc Committee”), consisting of such number of directors as the Board of Directors may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Corporate Governance Committee and perform the Corporate Governance Committee’s duties for purposes of these provisions. Following the decision of the Board of Directors on the Corporate Governance Committee’s recommendation, the Corporation, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the SEC, the decision of the Board of Directors, together with an explanation of the process by which the decision was made and, if applicable, the reason or reasons of the Board of Directors for rejecting the tendered resignation.

(c)            If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.9, if a nominee for director is not elected and the nominee is not an incumbent director whose term would otherwise have expired at the time of the election if a successor had been elected or if a director is no longer entitled to serve as a director, then, subject to the provisions of the Certificate of Incorporation, the Board may reduce the size of the Board of Directors in accordance with Section 2.11 or such vacancy may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

2.10.         Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.

(a)            To be eligible to be a candidate for election as a director of the Corporation at an annual meeting or special meeting of stockholders of the Corporation, a Nominee must be nominated in the manner prescribed in Section 1.11 and the Nominee, whether nominated by the Board of Directors or by a stockholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such Nominee given by or on behalf of the Board of Directors), to the Secretary of the Corporation at the principal executive offices of the Corporation: a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership, and independence of such Nominee; and a written representation and agreement (in form provided by the Corporation) that such Nominee: is not and, if elected as a director, during his or her term of office, will not become a party to: any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation (a “Voting Commitment”); or any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with such Nominee’s fiduciary duties under applicable law; is not, and will not become a party to, any agreement, arrangement, or understanding with any person or entity, other than the Corporation, with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation; if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading, and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any Nominee, the Secretary of the Corporation shall provide to such Nominee all such policies and guidelines then in effect); and if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such Nominee would face re-election.

(b)            The Board of Directors may also require any Nominee to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such Nominee’s nomination is to be acted upon for the Board of Directors to determine the eligibility of such Nominee to be an independent director of the Corporation.

2.11.         Board Composition.

(a)            The total number of authorized directors shall be fixed from time to time by the Board of Directors.

(b)           The directors shall be elected in accordance with the Corporation’s Certificate of Incorporation.

(c)           The Board of Directors shall reevaluate and determine the independence of each director under applicable laws and regulations on an annual basis.

2.12.        Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute, by the Certificate of Incorporation or these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Article 3

Committees

3.1.         Committees.

(a)           Subject to Section 3.1(b) and Section 3.1(c), the Board of Directors may, by resolution passed by the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation (each, a “Committee”). The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all pages that may require it.

(b)          The Corporation shall have the following committees (the “Initial Committees”). The Initial Committees shall have the powers and responsibilities set forth in the respective charter for each committee:

(1)            Audit Committee;

(2)            Compensation Committee; and

(3)            Corporate Governance Committee.

3.2.          Committee Charters and Rules. Unless the Board of Directors or the charter of any such committee otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business; including such rules as may be contained in such committee’s charter. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws. Each committee and subcommittee shall keep regular minutes of its meetings and report the same to the board of directors, or the committee, when required.

Article 4

Officers

4.1.          Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall appoint the following officers of the Corporation: a Chief Executive Officer, a Chief Financial Officer and a General Counsel. The Board of Directors or Chief Executive Officer or other duly appointed officer authorized by the Board of Directors may also elect or appoint such other officers as it, he or she shall deem necessary or appropriate to the management and operation of the Corporation, including, without limitation, a President, Chief Operating Officer, Chief Human Resources Officer, Chief Information Officer, Chief Administrative Officer, Chief Marketing Officer, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretaries, Assistant Secretaries, Controllers, Assistant Controllers, and such other officers as the Board of Directors or officer making the election or appointment deems necessary. Each such officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided. Any officer may resign at any time upon written or electronic notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. An officer that elects or appoints another officer may remove such officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors (or by any officer authorized to fill such vacancy).

4.2.         Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors, and to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. Without limitation of the foregoing:

(1)            Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision over the business of the Corporation and shall have such other powers and duties as chief executive officers of corporations usually have or as the Board of Directors may assign.

(2)            Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his or her signature. The Chief Financial Officer shall undertake such other duties or responsibilities as the Board of Directors may assign.

(3)            General Counsel. The General Counsel shall serve as the Corporation’s primary in-house legal counsel and shall have such other powers and duties as the Board of Directors or the Chief Executive Officer may assign. The Company may also appoint a Chief Legal Officer who serves as the General Counsel for purposes of these Bylaws.

(4)            President. The President shall, in general, supervise and control the business and affairs of the Corporation in addition to such powers and duties as the Board of Directors or Chief Executive Officer may assign.

(5)            Vice President. Each Vice President shall have such powers and duties as the Board of Directors or Chief Executive Officer may assign.

(6)            Secretary. The Secretary shall issue notices of all meetings of the stockholders and the Board of Directors where notices of such meetings are required by law or these Bylaws and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require his or her signature of attestation and affix the corporate seal thereto where appropriate.

4.3.         Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated entities in any capacity and receiving proper compensation therefor.

4.4.          Representation of Shares of Other Entities. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other person authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or interests of any other entities standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article 5

Stock

5.1.          Certificates.

(a)           The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. The shares of the common stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered and shall be signed by any two of the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other authorized officers of the Corporation. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause to be sent, to the record owner thereof a notice in writing or by electronic transmission setting forth the name of the Corporation, the name of the stockholder, the number and class of shares and such other information as is required by law, including Section 151(f) of the DGCL. Any stock certificates issued and any notices given shall include such other information and legends as shall be required by law or necessary to give effect to any applicable transfer, voting or similar restrictions.

(b)           No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

5.2.          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

5.3.          Dividends. The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

5.4.          Transfer of Shares.

(a)           Transfers of shares shall be made upon the books of the Corporation only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)          The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

5.5.         Transfer Agent; Registrar. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Article 6

Indemnification of Officers and Directors

6.1.          Right of Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

6.2.          Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 6 or otherwise.

6.3.          Claims. If a claim for indemnification under this Article 6 (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article 6 is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.4.          Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article 6 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.5.          Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.6.          Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

6.7.          Other Indemnification and Advancement of Expenses. This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article 7

Miscellaneous

7.1.          Execution of Corporate Contracts and Instruments. Subject to such limitations, restrictions, or prohibitions as the Board of Directors or any officer may impose, the officers of the Corporation shall have power or authority to bind the Corporation by any contract or engagement and to pledge its credit or to render it liable for any purpose or for any amount.

7.2.          Fiscal Year; Headquarters and Principal Executive Office.

(a)           The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

(b)           The Corporation’s headquarters and principal executive office shall be located in Phoenix, Arizona, unless otherwise determined by resolution of the Board of Directors.

7.3.          Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

7.4.          Notices.

(a)           Notice to Directors. Whenever under applicable law, the Certificate of Incorporation, or these Bylaws notice is required to be given to any director, such notice shall be given: in writing and sent by mail, hand delivery or by a nationally recognized delivery service; by means of facsimile telecommunication or other form of electronic transmission; or by oral notice given personally or by telephone. A notice to a director will be deemed given and shall be timely as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director at least 24 hours before the time of the meeting; (B) if sent through the United States mail, after being deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation at least four days prior to the meeting; (C) if sent for delivery by a nationally recognized delivery service, if deposited for next day delivery with an overnight delivery service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation at least two days prior to the meeting; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation at least 24 hours prior to the time of the meeting; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation at least 24 hours prior to the time of the meeting; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation at least 24 hours prior to the time of the meeting.

(b)           Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.

(c)            Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)            Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)            Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholders’ meetings during the period between such two consecutive annual meetings; or (2) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in Section 7.4(e)(1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

7.5.           Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

7.6.         Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum; the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

7.7.         Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL. When records are kept in such manner, a clearly legible paper form prepared from or by means of the information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases) shall be valid and admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

7.8.         Amendments.

(a)           The Board of Directors shall have the power to amend, supplement or repeal these Bylaws of, or adopt new bylaws for, the Corporation. Any such bylaws, or any alternation, amendment, supplement or repeal of these Bylaws, may be subsequently amended, supplemented or repealed by the stockholders as provided in the Certificate of Incorporation.

7.9.          Federal Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.9.